EXHIBIT 99.3
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                      PEOPLES SAVINGS FINANCIAL CORPORATION
                                 173 MAIN STREET
                              RIDGWAY, PENNSYLVANIA
                         SPECIAL MEETING OF STOCKHOLDERS

                                  July 30, 1998

         The undersigned hereby appoints the Board of Directors of Peoples Savings Financial Corporation ("PSFC"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of PSFC which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting"), to be held at 173 Main Street, Ridgway, Pennsylvania 15801, on August 27, 1998 at 10:00 a.m. local time, and at any and all adjournments thereof, as follows:

                                                           FOR  AGAINST  ABSTAIN
                                                           ---  -------  -------
1.  To consider and vote upon a proposal to approve an
    Agreement and Plan of Reorganization, dated April 7,
    1998 (the "Reorganization Agreement") by and
    between PSFC, Peoples Savings Bank ("Peoples
    Bank"), and Emclaire Financial Corp. ("Emclaire"), a
    Pennsylvania corporation and the holding company for
    The Farmers National Bank of Emlenton, a national
    association ("Farmers National") and Farmers
    National.  Pursuant to the Reorganization Agreement,
    PSFC will be merged with and into Emclaire, and as
    soon as practicable thereafter, Peoples Bank will be
    merged with and into Farmers National (together, the
    "Merger").  According to the terms of the
    Reorganization Agreement, shareholders of PSFC may
    elect, subject to certain election and allocation
    procedures, to exchange their shares of PSFC common
    stock for $26.00, payable in the aggregate form of
    45% cash and 55% Emclaire common stock.                |_|    |_|      |_|


2.  To consider and vote upon a proposal to approve an
    amendment to PSFC's Articles of Incorporation in
    connection with the Reorganization Agreement (the
    "Articles Amendment").  The Articles Amendment
    would repeal the five year prohibition against
    acquisition of more than 10% of PSFC's Common
    Stock contained in Article 12 of the PSFC Articles.
    The Merger will not be consummated without approval
    of the Articles Amendment.                             |_|    |_|      |_|

3.  To consider and vote upon a proposal to adjourn the
    Meeting to permit further solicitation in the event
    that an insufficient number of shares is present in
    person or by proxy to approve the Merger and the
    Reorganization Agreement or the Articles of Amendment. |_|    |_|      |_|

    The Board of Directors recommends a vote "FOR" the above listed proposition.


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THIS  SIGNED  PROXY  WILL BE  VOTED  AS  DIRECTED,  BUT IF NO  INSTRUCTIONS  ARE
SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of PSFC at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of PSFC of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from PSFC prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement/Prospectus dated July 30, 1998, and an Election Form/Letter of Transmittal.


                                        Please check here if you
Dated:                    , 1998        plan to attend the Meeting         |_|
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PRINT NAME OF STOCKHOLDER               PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE  COMPLETE,  DATE,  SIGN AND MAIL  THIS  PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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